UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

Finch Therapeutics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40227	82-3433558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Suite 100 Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 229-6499

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value per share	FNCH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, on March 22, 2024, Susan Graf resigned from the Board of Directors of Finch Therapeutics Group, Inc. (the “Company”), effective as of March 26, 2024.

Ms. Graf was a member of the Company’s audit committee, and, as a result of her resignation, the Company’s audit committee consists of only two (2) members, both of whom meet the criteria for committee membership prescribed in Nasdaq Listing Rule 5605(c)(2). Nasdaq Listing Rules require the Company’s audit committee to be comprised of three (3) independent directors.

On March 28, 2024, in accordance with Nasdaq Listing Rules, the Company notified the Nasdaq Stock Market of Ms. Graf’s resignation and the resulting non-compliance with the audit committee composition requirements. On April 2, 2024, the Company received a notice from Nasdaq acknowledging the fact that the Company does not meet the requirements of such rules.

In accordance with Nasdaq Listing Rule 5605(c)(4) and the Nasdaq notice, to regain compliance with the Nasdaq Listing Rules, the Company has until the earlier of March 26, 2025 or its next annual stockholders meeting (or, if the next annual stockholders meeting is held before September 23, 2024, until September 23, 2024) to regain compliance with the Nasdaq Listing Rules related to audit committee composition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FINCH THERAPEUTICS GROUP, INC.

Date: April 3, 2024	By:	/s/ Matthew Blischak
Matthew Blischak Chief Executive Officer